Exhibit 10.1

Execution Version

MASTER ASSIGNMENT, BORROWING BASE INCREASE AGREEMENT, AND AMENDMENT NO. 1 TO
SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

This MASTER ASSIGNMENT, BORROWING BASE INCREASE AGREEMENT, AND AMENDMENT NO. 1 TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) entered into and effective as of April 5, 2018 (the “Effective Date”), is among Callon Petroleum Company, a Delaware corporation (the “Borrower”), the subsidiaries of the Borrower party hereto (the “Guarantors”), the Lenders (as defined below) party hereto, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as issuing bank (in such capacity, the “Issuing Bank”).
RECITALS

A.The Borrower is party to that certain Sixth Amended and Restated Credit Agreement dated as of May 25, 2017, among the Borrower, the financial institutions party thereto from time to time, as lenders (the “Lenders”), the Administrative Agent, and the Issuing Bank (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

B.The Lenders wish to reallocate the Commitments and the Elected Commitments pursuant to the terms hereof, as needed, and in order to effect such reallocation, the Lenders have agreed to assign certain percentages of their rights and obligations under the Credit Agreement as Lenders pursuant to the terms hereof.

C.Subject to the terms and conditions set forth herein, the parties hereto wish to amend the Credit Agreement and increase the Borrowing Base, in each case, as provided herein.

Now Therefore, in consideration of the premises and the mutual covenants, representations, and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.Defined Terms. As used in this Amendment, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, as amended hereby, unless expressly provided to the contrary.

Section 2.Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Amendment, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment. Section 1.04 of the Credit Agreement is incorporated herein mutatis mutandis.

Section 1.Amendments to Credit Agreement.

(a)Section 1.02 (Certain Defined Terms) of the Credit Agreement is hereby amended by amending and restating the following definitions to read as follows:

“Aggregate Elected Commitment Amount” at any time shall equal the sum of the Elected Commitments, as the same may be increased, reduced or terminated pursuant to Section 2.01(b). As of the Amendment No. 1 Effective Date, the Aggregate Elected Commitment Amount is $650,000,000.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period beginning on such day (or if such day is not a Business Day, on the immediately preceding Business Day) plus 1%, provided that, the Adjusted LIBO Rate for any day shall be based on the LIBO Rate at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively; provided further, that if the Alternate Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 5.06 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.

“Fee Letter” means (a) the fee letter dated May 25, 2017, among the Borrower and JPMorgan Chase Bank, N.A., as amended, restated, supplemented or otherwise modified from time to time and (b) each other fee letter agreement entered into from time to time among the Administrative Agent and/or the Arranger and the Borrower with respect to this Agreement and the transactions contemplated herein, each as amended, restated, supplemented or otherwise modified from time to time.

“Revolving Credit Maturity Date” means May 25, 2023.

(b)Section 1.02 (Certain Defined Terms) of the Credit Agreement is hereby amended by adding the following new definitions in alphabetical order therein:

“Amendment No. 1 Effective Date” means April 5, 2018.

“DrillCo Capital Provider” has the meaning assigned to such term in the definition of “DrillCo Transaction”.

“DrillCo Entity” has the meaning assigned to such term in the definition of “DrillCo Transaction”.

“DrillCo Producer” has the meaning assigned to such term in the definition of “DrillCo Transaction”.

“DrillCo Properties” has the meaning assigned to such term in the definition of “DrillCo Transaction”.

“DrillCo Transaction” means a drilling participation arrangement between one or more Credit Parties (the “DrillCo Producer”) and one or more other Persons (the “DrillCo Capital Provider”) pursuant to which the DrillCo Producer Transfers an interest in certain specified Oil and Gas Properties (the “DrillCo Properties”) of the DrillCo Producer (or Equity Interests in a subsidiary of the DrillCo Producer that owns such DrillCo Properties)to the DrillCo Capital Provider or to an entity (a “DrillCo Entity”) jointly formed by the DrillCo Producer and the DrillCo Capital Provider in exchange for the agreement of the DrillCo Capital Provider to fund its share (based on ownership) plus all or a portion of the DrillCo Producer’s share of the capital for the development of such DrillCo Properties.

(c)Section 5.06 (Circumstances Affecting LIBO Rate Availability) of the Credit Agreement is hereby amended and restated to read as follows:

Section 5.06    Alternate Rate of Interest.

(a)If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period; or

(ii)the Administrative Agent is advised by the Required Revolving Credit Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any notice from the Borrower that requests the conversion of any Revolving Credit Borrowing to, or continuation of any Revolving Credit Borrowing as, a Eurodollar Borrowing shall be ineffective and (B) if any Revolving Credit Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an

ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowing, then the other Type of Borrowings shall be permitted.

(b)If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) above have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) above have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 12.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Revolving Credit Lenders stating that such Required Revolving Credit Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 5.06(b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any notice from the Borrower that requests the conversion of any Revolving Credit Borrowing to, or continuation of any Revolving Credit Borrowing as, a Eurodollar Borrowing shall be ineffective and (y) if any Revolving Credit Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

(d)Section 8.01(d) (Certificate of Financial Officer - Annual Budget) of the Credit Agreement is hereby amended by amending and restating such subsection (d) to read as follows:

(d)    Certificate of Financial Officer - Annual Budget. Concurrently with each delivery of financial statements pursuant to Section 8.01(a), a certificate of a Financial Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, detailing on a quarterly basis for such fiscal year (i) the projected production of Hydrocarbons by the Credit Parties and the assumptions used in calculating such projections and (ii) a consolidated operating budget and capital expenditures forecast for the Credit Parties and the assumptions used in calculating such projections.

(e)Section 8.01(f) (Certificate of Insurer - Insurance Coverage) of the Credit Agreement is hereby amended by amending and restating such subsection (f) to read as follows:

(f)    Certificate of Insurer - Insurance Coverage. Concurrently with each delivery of financial statements for the first fiscal quarter of each fiscal year pursuant to Section 8.01(b), commencing with the delivery of the financial statements for the fiscal quarter ending March 31, 2018, one or more certificates of insurance coverage from the Credit Parties’ insurance broker or insurers with respect to the insurance required by Section 8.07, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent, copies of the applicable policies.

(f)Section 8.01(i) (Production Report and Lease Operating Statements) of the Credit Agreement is hereby amended by amending and restating such subsection (i) to read as follows:

(i)    Production Report and Lease Operating Statements. Concurrently with each delivery of financial statements under Sections 8.01(a) and 8.01(b), commencing with the delivery of the financial statements for the fiscal quarter ending March 31, 2018 pursuant to Section 8.01(b), a report setting forth, for each calendar month during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, setting forth the related ad valorem, severance, and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month, and setting forth the drilling and operations for each such calendar month.

(g)Section 8.18 (Account Control Agreements) of the Credit Agreement is hereby amended by amending and restating such section to read as follows:

Section 8.18.    Account Control Agreements. The Borrower will, and will cause each other Credit Party to, (a) in connection with any Deposit Account and/or any Securities Account (other than an Excluded Account for so long as it is an Excluded Account), cause such Deposit Account and/or Securities Account (other than an Excluded Account for so long as it is an Excluded Account) to be subject to a Control Agreement within thirty (30) days after the Effective Date (or such longer period of time as may be agreed to by the Administrative Agent). The Borrower, for itself and on behalf of the other Credit Parties, hereby authorizes the Administrative Agent to deliver notices to the depositary banks and securities intermediaries pursuant to any Control Agreement under any one or more of the following circumstances: (w) following the occurrence of and during the continuation of an Event of Default of the type set forth in Sections 10.01(a), (b), (f), (g), (h), (i) or (j), (x) as otherwise agreed to in writing by the Borrower or any Credit Party, as applicable, (y) the Loans then outstanding have become due and payable in whole (and not merely in part), whether at stated maturity, by acceleration, or otherwise, or (z) as otherwise permitted by applicable law. As to Deposit Accounts and Securities Accounts (in each case, other than an Excluded Account for so long as it is an Excluded Account) established by the Borrower or any other Credit Party after the Effective Date, the Borrower will, and will cause each other Credit Party to, cause such Deposit Account and/or Securities Accounts to be subject to a Control Agreement within fourteen (14) days after the establishment thereof (or such longer period of time as may be agreed to by the Administrative Agent).

(h)Section 9.01(b) (Leverage Ratio) of the Credit Agreement is hereby amended by amending and restating such subsection (b) to read as follows:

(b)    Leverage Ratio. Commencing June 30, 2017, and for each fiscal quarter ending thereafter, the Borrower will not permit, as of the last day of any such fiscal quarter, the ratio (the “Leverage Ratio”) of (i) the consolidated Total Debt of the Borrower and the other Credit Parties as of such time net of, for all purposes of calculating the Leverage Ratio under this Agreement, (A) all unrestricted cash of the Borrower and the other Credit Parties (other than cash used to Cash Collateralize any Obligations) if no Loans are outstanding as of such time or (B) unrestricted cash of the Borrower and the other Credit Parties (other than cash used for Cash Collateralize any Obligations) not to exceed $50,000,000 if any Loans are outstanding as of such time to (ii) the Adjusted EBITDAX of the Borrower and the other Credit Parties, to be greater than 4.00 to 1.00.

(i)Sections 9.04(c) and (f) (Restricted Payments) of the Credit Agreement are hereby amended by replacing each reference to “Borrowing Base Utilization Percentage” therein with a reference to “Commitment Utilization Percentage”.

(j)Section 9.05 (Investments, Loans and Advances) of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of subsection (j) therein, (ii) replacing the “.” at the end of subsection (k) therein with “; and”, and (iii) adding the following new subsection (l) to the end thereof:

(l)    Investments in DrillCo Transactions; provided that (i) any Transfer of an interest in the DrillCo Properties to the DrillCo Capital Provider or any DrillCo Entity pursuant to such DrillCo Transaction complies with Section 9.11, and (ii) no Investment in any DrillCo Entity (other than Investments described in clause (i) above) shall be permitted unless (A) no Borrowing Base deficiency, Default or Event of Default has occurred, is continuing or would result therefrom and (B) after giving pro forma effect to such Investment, (1) the Commitment Utilization Percentage would be less than 80%, and (2) the Leverage Ratio would not be greater than 3.00 to 1.00.

(k)Section 9.11(e) (Sale of Properties) of the Credit Agreement is hereby amended by amending and restating such subsection to read as follows:

(e)    Transfers of Oil and Gas Properties to which proved reserves of oil or gas are attributed, provided that, except with respect to Investments permitted under Section 9.05(l), at least 80% of the consideration received in respect of such sale or other disposition shall be cash or Oil and Gas Properties to which proved reserves of oil or gas are attributed and with respect to which the Administrative Agent has received reasonably satisfactory Engineering Reports or the assumption of liabilities related to such transferred Oil and Gas Properties;

(l)Section 12.02(b) (Waivers; Amendments) of the Credit Agreement is hereby amended and restated to read as follows:

(b)    Subject to Section 5.06(b), neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Revolving Credit Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Revolving Credit Lenders; provided that no such agreement shall increase the Commitment, the Elected Commitment, or the Maximum Credit Amount or postpone the scheduled date of expiration of any Commitment or any Elected Commitment of any Revolving Credit Lender without the written consent of such Revolving Credit Lender, increase the Borrowing Base without the written consent of each Revolving Credit Lender (other than any Defaulting Lender), decrease or maintain the Borrowing Base without the consent of the Required Revolving Credit Lenders, or modify Section 2.06 in any manner without the consent of the Required Revolving Credit Lenders; provided that a Scheduled Redetermination may be postponed by the Required Revolving Credit Lenders, reduce the principal amount of any Loan or Reimbursement Obligation or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Obligations hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, postpone the scheduled date of payment or prepayment of the principal amount of any Loan or Reimbursement Obligation, or any interest thereon, or any fees payable hereunder, or any other Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby, change Section 5.01(b) or any other term or condition hereof in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, waive or amend Section 3.03(c), Section 6.01 or Section 10.02(c), without the written consent of each Lender, release any Guarantor (except as set forth in the Guaranty Agreement or this Agreement or as a result of a transaction permitted under Section 9.11), release all or substantially all of the Collateral (other than as provided in Section 11.11), or reduce the percentage set forth in Section 8.14(a) to less than 85%, without the written consent of each Lender, or impose any greater restriction on the ability of any Revolving Credit Lender to assign any of its rights or obligations hereunder without the written consent of, if such Lender is a Revolving Credit Lender, the Majority Revolving Credit Lenders, or change any of the provisions of this Section 12.02(b) or the definitions of “Applicable Revolving Credit Percentage”, “Majority Revolving Credit Lenders”, “Required Revolving Credit Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent, the Issuing Bank or the Swing Line Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such other Agent, the Issuing Bank or the Swing Line Lender, as the case may be. Notwithstanding anything to the contrary in this Agreement, fees payable hereunder to any Lender may be reduced with the consent of the Administrative Agent and the affected Lender. Notwithstanding the foregoing, (i) any supplement to Schedule 8.14 shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders and (ii) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower (or, in the case of any other Loan Document, the applicable Credit Party party thereto) and the Administrative Agent to cure any ambiguity, omission, defect, or inconsistency.

(m)Schedule 1.1 to the Credit Agreement (Applicable Margin) is hereby amended and restated in its entirety in the form attached hereto as Schedule 1.1.

(n)Schedule 1.2 to the Credit Agreement (Allocations) is hereby amended and restated in its entirety in the form attached hereto as Schedule 1.2.

Section 4.    Borrowing Base Increase. Subject to the terms of this Amendment, the parties hereto hereby agree that, as of the Effective Date, the Borrowing Base is hereby increased from $700,000,000.00 to $825,000,000.00, and the Borrowing Base shall remain in effect at such amount until the Borrowing Base is redetermined or adjusted in accordance with the Credit Agreement, as amended hereby. The redetermination of the Borrowing Base pursuant to this Section 4 shall constitute the semi-annual Scheduled Redetermination to occur on or about May 1, 2018, as set forth in Section 2.06(b) of the Credit Agreement.

Section 5.    Reallocation of Commitments and Elected Commitments; Increase of Elected Commitments.

(a)The Lenders have agreed among themselves to, among other things, reallocate the Commitments and the Elected Commitments. Each of the Administrative Agent and the Borrower hereby consents to the reallocation of the Commitments and the Elected Commitments as set forth in this Amendment. The assignments by the Lenders necessary to effect the reallocation of the Commitments and the assumptions by the Lenders necessary for such Lenders to acquire such applicable interests are hereby consummated pursuant to the terms and provisions of this Section 5 and Section 12.04 of the Credit Agreement, and the Borrower, the Administrative Agent, and each Lender hereby consummates such assignment and assumption pursuant to the terms, provisions, and representations of the Assignment and Assumption attached as Exhibit E to the Credit Agreement as if each of them had executed and delivered an Assignment and Assumption (with the Effective Date, as defined therein, being the Effective Date hereof). On the Effective Date and after giving effect to such assignments and assumptions, the Commitments and the Elected Commitments of each Lender shall be as set forth on Schedule 1.2 of the Credit Agreement, as amended by this Amendment. Each Lender hereby consents and agrees to the Commitments and the Elected Commitments as set forth opposite such Lender’s name on Schedule 1.2 to the Credit Agreement, as amended by this Amendment. With respect to the foregoing assignments and assumptions, in the event of any conflict between this Section 5 and Section 12.04 of the Credit Agreement, this Section 5 shall control. For purposes of the foregoing assignments, each of the Lenders represents and warrants that it is not a Defaulting Lender.

(b)Pursuant to Section 2.01(b)(ix) of the Credit Agreement, (i) the Borrower hereby elects to increase the Aggregate Elected Commitment Amount and (ii) each Lender hereby consents to such increase in its Elected Commitment. Pursuant to this Section 5, the Aggregate Elected Commitment Amount is hereby increased (ratably among the Lenders in accordance with each Lender’s Applicable Revolving Credit Percentage) to $650,000,000.00 as set forth on Schedule 1.2 to the Credit Agreement, as amended hereby.

Section 6.    Representations and Warranties. The Borrower and each Guarantor hereby represents and warrants that: (a) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement, as amended hereby, and the representations and warranties contained in the other Loan Documents are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) on and as of the date hereof as if made on as and as of such date except to the extent that any such representation or warranty is expressly limited to an earlier date, in which case, on and as of the date hereof such representation or warranty continues to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date; (b) after giving effect to this Amendment, no Default has occurred and is continuing; (c) the execution, delivery, and performance of this Amendment are within the limited liability company, limited partnership, or corporate power and authority of the Borrower and each Guarantor and have been duly authorized by appropriate limited liability company, limited partnership, or corporate action and proceedings; (d) this Amendment constitutes the legal, valid, and binding obligation of the Borrower and each Guarantor enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses, or approvals required in connection with the execution, delivery, performance, validity, or enforceability of this Amendment; and (f) the Liens under the Security Instruments are valid and subsisting and secure the Obligations, as amended hereby.

Section 7.    Conditions to Effectiveness. This Amendment shall become effective as of the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a)The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of:

(i)this Amendment, duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, the Issuing Bank, and the Lenders;

(ii)a Note, duly and validly executed and delivered by a duly authorized officer of the Borrower, payable to each Lender in the amount of its Commitment after giving effect to Section 5, to the extent requested by such Lender prior to the Effective Date;

(iii)copies, certified as of the Effective Date by a Responsible Officer or the secretary or an assistant secretary of the Borrower of (A) the resolutions of the board of directors of the Borrower approving this Amendment and the other Loan Documents to which the Borrower is a party and the transactions contemplated in those Loan Documents (or certifying that such resolutions have not been amended or otherwise modified since the date they were previously delivered to the Administrative Agent), (B) the articles or certificate of incorporation and the bylaws of the Borrower (or certifying that such documents have not been amended or otherwise modified since the date they were previously delivered to the Administrative Agent), (C) a certificate of good standing and existence for the Borrower in the state in which the Borrower is organized, which certificate shall be dated a date not earlier than 30 days prior to the date hereof, (D) true and genuine specimen signatures of the officers of the Borrower (y) who are authorized to sign the Loan Documents to which the Borrower is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Credit Agreement, as amended hereby, and the transactions contemplated thereby, and (E) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment; and

(iv)copies, certified as of the Effective Date by a Responsible Officer or the secretary or an assistant secretary of each Guarantor of (A) the resolutions of the board of directors (or other applicable governing body) of such Guarantor approving this Amendment and the other Loan Documents to which such Guarantor is a party (or certifying that such resolutions have not been amended or otherwise modified since the date they were previously delivered to the Administrative Agent), (B) the articles or certificate of incorporation or organization (or such other formation document) and bylaws or limited liability company agreement (or such other governing document) of such Guarantor (or certifying that such documents have not been amended or otherwise modified since the date they were previously delivered to the Administrative Agent), (C) a certificate of good standing and existence for such Guarantor in the state, province, or territory in which such Guarantor is organized, which certificate shall be dated a date not earlier than 30 days prior to the date hereof, (D) true and genuine specimen signatures of the officers of such Guarantor (y) who are authorized to sign the Loan Documents to which such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Credit Agreement, as amended hereby, and the transactions contemplated thereby, and (E) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment.

(b)Closing Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that (i) all consents, licenses, and approvals required in accordance with applicable Governmental Requirements, or in accordance with any document, agreement, instrument, or arrangement to which the Borrower, any Guarantor, or any of their respective subsidiaries is a party, in connection with the execution, delivery, performance, validity, and enforceability of this Amendment and the other Loan Documents have been obtained, (ii) the

Borrower, the Guarantors, and their respective subsidiaries have all such material consents, licenses, and approvals required in connection with the continued operation of the Borrower, the Guarantors, and their respective subsidiaries and such approvals are in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent, or otherwise impose adverse conditions on this Amendment and the actions contemplated hereby, (iii) the representations and warranties in this Amendment and the other Loan Documents are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) on and as of the date hereof as if made on as and as of such date except to the extent that any such representation or warranty is expressly limited to an earlier date, in which case, on and as of the date hereof such representation or warranty continues to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date, (iv) immediately before and after giving effect to this Amendment, no Default shall occur and be continuing, and (v) no action, suit, investigation, or other proceeding (including the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority has been threatened or is pending and no preliminary or permanent injunction or order by a state or federal court has been entered (A) in connection with this Amendment or any transaction contemplated hereby or (B) which, in any case, in the judgment of the Administrative Agent, could reasonably be expected to have a Material Adverse Effect.

(c)Fees. On the Effective Date, the Borrower shall have paid the fees required to be paid by that certain Amendment No. 1 Fee Letter dated as of the date hereof among the Borrower, the Administrative Agent, and JPMorgan Chase Bank, N.A., in its capacity as a joint lead arranger (the “Amendment Fee Letter”), and all costs and expenses that have been invoiced prior to the Effective Date and are payable pursuant to Section 12.03 of the Credit Agreement, together with such additional amounts as shall constitute the Administrative Agent’s counsel’s reasonable estimate of expenses and disbursements to be incurred by such counsel in connection with the recording and filing of Mortgages and Uniform Commercial Code financing statements; provided, that such estimate shall not thereafter preclude further settling of accounts between the Borrower and the Administrative Agent.

Section 8.    Acknowledgments and Agreements.

(a)Each Credit Party acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms and each Credit Party waives any set-off, counterclaim, recoupment, defense, or other right, in each case, existing on the date hereof, with respect to such Obligations.

(b)The Administrative Agent, the Issuing Bank, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents, as amended hereby. This Amendment shall not constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, as amended hereby, (ii) any of the agreements, terms, or conditions contained in any of the Loan Documents, as amended hereby, (iii) any rights or remedies of the Administrative Agent, the Issuing Bank, or any Lender with respect to the Loan

Documents, as amended hereby, or (iv) the rights of the Administrative Agent, the Issuing Bank, or any Lender to collect the full amounts owing to them under the Loan Documents, as amended hereby.

(c)The Borrower, each Guarantor, Administrative Agent, the Issuing Bank and each Lender do hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledge and agree that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and each Guarantor acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, the Guaranty Agreement, and the other Loan Documents are not impaired in any respect by this Amendment.

(d)From and after the date hereof, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Amendment and the other documents executed pursuant hereto. This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.

(e)From and after the Effective Date, the Borrower shall indemnify the Administrative Agent, and hold it harmless from, any and all losses, claims, damages, liabilities and related expenses, including Taxes and the fees, charges and disbursements of any counsel for any of the foregoing, arising in connection with the Administrative Agent’s treating, for purposes of determining withholding Taxes imposed under FATCA, the Credit Agreement as qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(f)In consideration of the agreements of the Lenders set forth in this Amendment, the Borrower agrees to pay to the Administrative Agent the fees set forth in the Amendment Fee Letter. Such fees (i) are payable in U.S. dollars in immediately available funds, free and clear of, and without deduction for, any and all present or future applicable taxes, levies, imposts, deductions, charges, or withholdings and all liabilities with respect thereto (with appropriate gross-up for withholding taxes), (ii) are not refundable under any circumstance, (iii) will not be subject to counterclaim, defense, setoff, recoupment, or otherwise affected, (iv) are deemed fully earned on the Effective Date, and (v) are due and payable on the Effective Date.

(g)Within 30 days of the Effective Date (or such longer period of time as may be agreed to by the Administrative Agent), the Borrower shall have delivered duly executed counterparts of Mortgages (or supplements thereto) which, together with all existing Mortgages delivered and in effect, are sufficient to grant a first priority, perfected security interest (subject to Liens permitted under Section 9.03 of the Credit Agreement) in favor of the Administrative Agent on at least 85% of the total value of the proved Oil and Gas Properties of the Credit Parties evaluated in the most recently delivered Reserve Report.

(h)Within 30 days of the Effective Date (or such longer period of time as may be agreed to by the Administrative Agent), the Borrower shall have delivered such title information as the Administrative Agent may reasonably require, all of which shall be reasonably satisfactory to the

Administrative Agent in form and substance, on at least 85% of the total value of the proved Oil and Gas Properties of the Credit Parties evaluated in the most recently delivered Reserve Report.

Section 9.    Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty Agreement are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in the Guaranty Agreement), as such Guaranteed Obligations may have been amended by this Amendment, and its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty Agreement in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes, or any of the other Loan Documents.

Section 10.    Reaffirmation of Liens. Each Credit Party (a) reaffirms the terms of and its obligations (and the security interests granted by it) under each Security Instrument to which it is a party, and agrees that each such Security Instrument will continue in full force and effect to secure the Obligations as the same may be amended, supplemented, or otherwise modified from time to time, and (b) acknowledges, represents, warrants and agrees that the Liens and security interests granted by it pursuant to the Security Instruments are valid, enforceable, and subsisting and create a first priority, perfected security interest (subject to Liens permitted under Section 9.03 of the Credit Agreement) in favor of the Administrative Agent to secure the Obligations.

Section 11.    Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Amendment may be executed by facsimile or other electronic signature and all such signatures shall be effective as originals.

Section 12.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 13.    Invalidity. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Amendment.

Section 14.    Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

Section 15.    Entire Agreement. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:
CALLON PETROLEUM COMPANY

By: /s/ Joseph C. Gatto, Jr.
Name: Joseph C. Gatto, Jr.
Title: President and Chief Executive Officer

GUARANTOR:
CALLON PETROLEUM OPERATING
COMPANY

By: /s/ Joseph C. Gatto, Jr.
Name: Joseph C. Gatto, Jr.
Title: President and Chief Executive Officer

Signature page to
Amendment No. 1 to Sixth Amended and Restated Credit Agreement
(Callon Petroleum Company)

ADMINISTRATIVE AGENT/
ISSUING BANK/LENDER:
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Issuing Bank, and a Lender

By: /s/ Anson Williams
Name: Anson Williams
Title: Authorized Officer

Signature page to
Amendment No. 1 to Sixth Amended and Restated Credit Agreement
(Callon Petroleum Company)

LENDER:
REGIONS BANK, as a Lender

By: /s/ William A. Philipp
Name: William A. Philipp
Title: Managing Director

Signature page to
Amendment No. 1 to Sixth Amended and Restated Credit Agreement
(Callon Petroleum Company)

LENDER:
THE BANK OF NOVA SCOTIA, HOUSTON
BRANCH, as a Lender

By: /s/ Alan Dawson
Name: Alan Dawson
Title: Director

Signature page to
Amendment No. 1 to Sixth Amended and Restated Credit Agreement
(Callon Petroleum Company)

LENDER:
CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Robert James
Name: Robert James
Title: Director

Signature page to
Amendment No. 1 to Sixth Amended and Restated Credit Agreement
(Callon Petroleum Company)

LENDER:
CITIBANK, N.A., as a Lender

By: /s/ William McNeely
Name: William McNeely
Title: Senior Vice President

Signature page to
Amendment No. 1 to Sixth Amended and Restated Credit Agreement
(Callon Petroleum Company)

LENDER:
KEYBANK NATIONAL ASSOCIATION, as a
Lender

By: /s/ George E. McKean
Name: George E. McKean
Title: Senior Vice President

Signature page to
Amendment No. 1 to Sixth Amended and Restated Credit Agreement
(Callon Petroleum Company)

LENDER:
ROYAL BANK OF CANADA, as a Lender

By: /s/ Emilee Scott
Name: Emilee Scott
Title: Authorized Signatory

Signature page to
Amendment No. 1 to Sixth Amended and Restated Credit Agreement
(Callon Petroleum Company)

LENDER:
SUNTRUST BANK, as a Lender

By: /s/ Benjamin L. Brown
Name: Benjamin L. Brown
Title: Director

Signature page to
Amendment No. 1 to Sixth Amended and Restated Credit Agreement
(Callon Petroleum Company)

LENDER:
BOKF, NA DBA BANK OF OKLAHOMA, as a
Lender

By: /s/ John Krenger
Name: John Krenger
Title: Vice President

Signature page to
Amendment No. 1 to Sixth Amended and Restated Credit Agreement
(Callon Petroleum Company)

LENDER:
CIT BANK, N.A., as a Lender

By: /s/ Sean Murphy
Name: Sean Murphy
Title: Managing Director

Signature page to
Amendment No. 1 to Sixth Amended and Restated Credit Agreement
(Callon Petroleum Company)

LENDER:
CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as a Lender

By: /s/ John D. Toronto
Name: John D. Toronto
Title: Authorized Signatory

By: /s/ Szymon Ordys
Name: Szymon Ordys
Title: Authorized Signatory

Signature page to
Amendment No. 1 to Sixth Amended and Restated Credit Agreement
(Callon Petroleum Company)

LENDER:
IBERIABANK, N.A., as a Lender

By: /s/ Blakely Norris
Name: Blakely Norris
Title: Vice President

Signature page to
Amendment No. 1 to Sixth Amended and Restated Credit Agreement
(Callon Petroleum Company)

LENDER:
WHITNEY BANK, as a Lender

By: /s/ William Jochetz
Name: William Jochetz
Title: Vice President

Signature page to
Amendment No. 1 to Sixth Amended and Restated Credit Agreement
(Callon Petroleum Company)

LENDER:
BARCLAYS BANK PLC, as a Lender

By: /s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

Signature page to
Amendment No. 1 to Sixth Amended and Restated Credit Agreement
(Callon Petroleum Company)

LENDER:
BANK OF AMERICA, N.A., as a Lender

By: /s/ Kimberly Miller
Name: Kimberly Miller
Title: Vice President

Signature page to
Amendment No. 1 to Sixth Amended and Restated Credit Agreement
(Callon Petroleum Company)

LENDER:
CANADIAN IMPERIAL BANK OF
COMMERCE, NEW YORK BRANCH, as a
Lender

By: /s/ Donovan C. Broussard
Name: Donovan C. Broussard
Title: Authorized Signatory

By: /s/ Trudy Nelson
Name: Trudy Nelson
Title: Authorized Signatory

Signature page to
Amendment No. 1 to Sixth Amended and Restated Credit Agreement
(Callon Petroleum Company)

LENDER:
COMPASS BANK, as a Lender

By: /s/ Gabriela Azcarate
Name: Gabriela Azcarate
Title: Vice President

Signature page to
Amendment No. 1 to Sixth Amended and Restated Credit Agreement
(Callon Petroleum Company)

SCHEDULE 1.1
APPLICABLE MARGIN

	Commitment Utilization Grid*
	Level I	Level II	Level III	Level IV	Level V
Commitment Utilization Percentage	≤25%	>25% ≤50%	>50% ≤75%	>75% ≤90%	>90%
Eurodollar Revolving Credit Loans	1.25%	1.50%	1.75%	2.00%	2.25%
Letters of Credit	1.25%	1.50%	1.75%	2.00%	2.25%
ABR Revolving Credit Loans	0.25%	0.50%	0.75%	1.00%	1.25%
ABR Swing Line Loans	0.25%	0.50%	0.75%	1.00%	1.25%
Commitment Fee Rate	0.375%	0.375%	0.50%	0.50%	0.50%

*At any time the Leverage Ratio, as determined pursuant to Section 9.01(b), is greater than 3.00 to 1.00, the percentages in the rows titled “Eurodollar Revolving Credit Loans”, “Letters of Credit”, “ABR Revolving Credit Loans”, and “ABR Swing Line Loans” contained in the Commitment Utilization Grid shall be increased by 0.25% (the “Pricing Increase”). Adjustments to such percentages, if any, shall go into effect on the date the Administrative Agent receives the applicable financial statements and corresponding compliance certificate as required pursuant to Sections 8.01(a), 8.01(b), and 8.01(c), as applicable; provided that if the Borrower has not delivered such financial statements and corresponding compliance certificate within the time period specified by such Sections, then effective as of the date such financial statements and corresponding compliance certificate were required to be delivered pursuant to such Sections, the Pricing Increase shall immediately go into effect and shall remain in effect until the date such financial statements and corresponding compliance certificate are delivered by the Borrower to the Administrative Agent (for the avoidance of doubt, if such financial statements and corresponding compliance certificate, when delivered, reflect that the Leverage Ratio is greater than 3.00 to 1.00 then the Pricing Increase shall continue to remain in effect).

Schedule 1.1
Applicable Margin

SCHEDULE 1.2
ALLOCATIONS

Name of Lender	Applicable Revolving Credit Percentage	Elected Commitment	Maximum Credit Amount
JPMorgan Chase Bank, N.A.	9.4%	$61,100,000.00	$188,000,000.00
Capital One, National Association	8.6%	$55,900,000.00	$172,000,000.00
Citibank, N.A.	8.6%	$55,900,000.00	$172,000,000.00
The Bank of Nova Scotia	8.6%	$55,900,000.00	$172,000,000.00
Barclays Bank PLC	6.5%	$42,250,000.00	$130,000,000.00
Regions Bank	6.5%	$42,250,000.00	$130,000,000.00
Royal Bank of Canada	6.5%	$42,250,000.00	$130,000,000.00
SunTrust Bank	6.5%	$42,250,000.00	$130,000,000.00
Bank of America, N.A.	5.2%	$33,800,000.00	$104,000,000.00
Canadian Imperial Bank of Commerce	5.2%	$33,800,000.00	$104,000,000.00
Compass Bank	5.2%	$33,800,000.00	$104,000,000.00
KeyBank National Association	5.2%	$33,800,000.00	$104,000,000.00
BOKF, NA dba Bank of Oklahoma	3.6%	$23,400,000.00	$72,000,000.00
CIT Bank, N.A.	3.6%	$23,400,000.00	$72,000,000.00
Credit Suisse AG, Cayman Islands Branch	3.6%	$23,400,000.00	$72,000,000.00
Iberiabank, N.A.	3.6%	$23,400,000.00	$72,000,000.00
Whitney Bank	3.6%	$23,400,000.00	$72,000,000.00
Total	100.00000000%	$650,000,000.00	$2,000,000,000.00

Schedule 1.2
Allocations